Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS SECOND QUARTER 2020 RESULTS

HOUSTON, TX., August 11, 2020 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced its financial results for the second quarter of 2020.

MANAGEMENT OUTLOOK

■	Marrero and Heartland refineries operated at near peak utilization rates during July 2020
■	UMO collections improved to normalized levels in July 2020, due in part to organic growth in 1H20
■	Expect to realize $1-2 million of cost reductions during the second half 2020
■	Total cash and available liquidity of $19.6 million as of June 30, 2020

For the three months ended June 30, 2020, the Company reported a net loss attributable to Vertex Energy of ($9.0) million, versus a net loss of ($0.4) million, the second quarter 2019. Vertex reported Adjusted EBITDA of ($5.3) million for the second quarter 2020, versus $2.1 million in the prior-year period. The year-over-year decline in net income and Adjusted EBITDA was attributable to extended maintenance at the Marrero, Louisiana refinery and a year-over-year decline in refined product margins, given lower economic activity related to the novel coronavirus (COVID-19). A schedule reconciling the Company’s GAAP and non-GAAP financial results, including Adjusted EBITDA, is included later in this release.

STRATEGIC UPDATE

During the second quarter, Vertex quickly adapted to the changing market dynamics resulting from the novel coronavirus. Specifically, management took action to improve feedstock availability, increase refinery utilization, reduce costs and further optimize owned assets.

■	Improved feedstock availability. During the first half of 2020, shelter-in-place orders were issued across most U.S. states and municipalities in response to COVID-19, resulting in a material decline in economic activity and travel. This decline in activity resulted in lower availability of used motor oil (UMO), the Company’s primary feedstock. To that end, second quarter total collections were 21% below the same period of 2019. In response, management expanded its collection network, helping to increase availability of feedstock to support its refining operations during the first half of 2020.

■	Increased refinery utilization. During the second quarter, the Marrero and Heartland refineries operated at 62% and 78% of capacity, respectively. At Marrero, the company conducted 34 days of planned, extended maintenance that concluded in mid-June 2020, which impacted utilization in the period. At Heartland, second quarter utilization rates were impacted by reduced UMO availability. During July 2020, both the Marrero and Heartland refineries operated at levels approaching peak capacity utilization, given increased availability of UMO feedstock.

■	Targeted cost reductions. During the second quarter, management implemented a series of cost reductions throughout the organization. These actions included both reductions in contract labor, together with reductions in plant operating costs. Total selling, general and administrative expenses declined nearly 10% in the second quarter, when compared to the first quarter 2020. Management expects to realize approximately $1 to $2 million in additional, annualized cost reductions during the second half of 2020.

■	Asset optimization. Vertex continues to evaluate targeted organic growth opportunities designed to improve its utilization of existing, owned assets. During the second quarter, the Company invested in several initiatives designed to grow its market presence as a collector and recycler of used automotive waste streams. The Company expects to provide an update on these activities during the fourth quarter 2020.

■	Maintain capital discipline. Given current market volatility, Vertex remains focused on conserving available liquidity to support the long-term growth of the business. As of June 30, 2020, the Company had total cash and available liquidity of $19.6 million, versus $20.2 million as of March 31, 2020. Included in total cash amounts are cash held in the Company’s special purpose vehicles (SPVs) relating to its Myrtle Grove and Heartland assets, which are limited to use by each SPV, respectively.

MANAGEMENT COMMENTARY

“As expected, our second quarter performance was impacted by a combination of low UMO availability, extended downtime at our largest refinery and a year-over-year decline in refined product margins, all of which were attributable to the historic disruption caused by the COVID-19 pandemic,” stated Benjamin P. Cowart, President and CEO of Vertex. “In response to rapidly changing market dynamics, our management team took decisive action to reduce costs during the second quarter, while maintaining balance sheet discipline to support the long-term growth of our business.”

“Business conditions improved during July, as shelter-in-place orders were lifted,” continued Cowart. “Since the start of the third quarter, both our Marrero and Heartland refineries have operated near peak utilization, as UMO feedstock availability has returned to near-historical levels. In July, total UMO collections increased by nearly 40% versus June levels.”

“During the second quarter, UMO prices were driven to elevated levels, given a lack of feedstock availability,” continued Cowart. “Elevated UMO pricing resulted in less favorable product spreads, which impacted our profitability during the second quarter. As economic activity further accelerates and UMO supplies become more readily available, we expect to see a decline in feedstock prices and improved realized margins during the second half of 2020.”

BALANCE SHEET

As of June 30, 2020, the Company had total cash and availability on its lending facility of $17.8 million and $1.8 million, respectively.

Vertex had total term debt outstanding of $10.2 million as of June 30, 2020, which included $4.2 million related to funds received under the Paycheck Protection Program (the "PPP") which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"). Under the terms of the PPP, the entire balance of the loan may be forgiven to the extent that cash proceeds are used for qualifying expenses. As of the date of this release, the Company has allocated the entirety of PPP funds received toward qualifying expenses.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.To participate in the live teleconference:

Domestic Live: 844-602-0380

To listen to a replay of the teleconference, which will be available through August 18, 2020:

Domestic Replay: 877-481-4010

Conference ID: 36289

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$17,754,312	$4,099,655
Restricted cash	100,125	100,170
Accounts receivable, net	9,163,208	12,138,078
Federal income tax receivable	—	68,606
Inventory	3,812,752	6,547,479
Prepaid expenses and other current assets	2,499,104	4,452,920
Total current assets	33,329,501	27,406,908

Noncurrent assets
Fixed assets, at cost	70,977,927	69,469,548
Less accumulated depreciation	(26,992,136)	(24,708,151)
Fixed assets, net	43,985,791	44,761,397
Finance lease right-of-use assets	1,613,661	851,570
Operating lease right-of use assets	34,739,105	35,586,885
Intangible assets, net	10,363,179	11,243,800
Deferred income taxes	—	68,605
Other assets	1,219,301	840,754
TOTAL ASSETS	$125,250,538	$120,759,919

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$8,373,449	$7,620,098
Accrued expenses	2,950,439	5,016,132
Dividends payable	360,203	389,176
Finance lease liability-current	450,835	217,164
Operating lease liability-current	6,004,500	5,885,304
Current portion of long-term debt, net of unamortized finance costs	2,814,306	2,017,345
Derivative commodity liability	538,297	375,850
Revolving note	—	3,276,230
Total current liabilities	21,492,029	24,797,299
Long-term liabilities
Long-term debt, net of unamortized finance costs	7,440,308	12,433,000
Finance lease liability-long-term	1,103,231	610,450
Operating lease liability-long-term	28,734,605	29,701,581
Derivative warrant liability	381,434	1,969,216
Total liabilities	59,151,607	69,511,546

	June 30, 2020	December 31, 2019
COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,941,704 and 3,826,055 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively with a liquidation preference of $12,219,282 and $11,860,771 at June 30, 2020 and December 31, 2019, respectively.	12,219,282	11,006,406

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 7,109,305 and 9,028,085 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively with a liquidation preference of $11,090,516 and $14,083,813 at June 30, 2020 and December 31, 2019, respectively.	10,366,624	12,743,047

Redeemable non-controlling interest	28,334,401	4,396,894
Total Temporary Equity	50,920,307	28,146,347
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 shares issued and outstanding at June 30, 2020 and December 31, 2019, with a liquidation preference of $625,590 at June 30, 2020 and December 31, 2019.	420	420

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, no shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 45,554,841 and 43,395,563 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	45,555	43,396
Additional paid-in capital	94,233,371	81,527,351
Accumulated deficit	(79,979,484)	(59,246,514)
Total Vertex Energy, Inc. stockholders' equity	14,299,862	22,324,653
Non-controlling interest	878,762	777,373
Total Equity	15,178,624	23,102,026
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$125,250,538	$120,759,919

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$21,374,127	$43,657,292	$57,577,556	$82,978,004
Cost of revenues (exclusive of depreciation and amortization shown separately below)	22,197,805	36,515,421	49,034,659	71,359,770
Gross profit (loss)	(823,678)	7,141,871	8,542,897	11,618,234

Operating expenses:
Selling, general and administrative expenses	6,030,560	6,028,859	12,731,078	11,376,600
Depreciation and amortization	1,713,461	1,780,890	3,348,008	3,517,903
Total operating expenses	7,744,021	7,809,749	16,079,086	14,894,503
Loss from operations	(8,567,699)	(667,878)	(7,536,189)	(3,276,269)
Other income (expense):
Other income	20	1,918	100	1,918
Gain on sale of assets	12,344	29,150	12,344	31,443
Gain (loss) on change in value of derivative warrant liability	(110,965)	746,017	1,587,782	(959,077)
Interest expense	(222,173)	(738,972)	(562,259)	(1,496,775)
Total other income (expense)	(320,774)	38,113	1,037,967	(2,422,491)
Loss before income tax	(8,888,473)	(629,765)	(6,498,222)	(5,698,760)
Income tax benefit (expense)	—	—	—	—
Net loss	(8,888,473)	(629,765)	(6,498,222)	(5,698,760)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	109,165	(202,329)	(289,444)	(307,760)
Net loss attributable to Vertex Energy, Inc.	(8,997,638)	(427,436)	(6,208,778)	(5,391,000)

Accretion of redeemable noncontrolling interest to redemption value	(1,381,889)	—	(12,348,238)	—
Accretion of discount on Series B and B1 Preferred Stock	(539,235)	(532,925)	(1,471,238)	(1,093,600)
Dividends on Series B and B1 Preferred Stock	(360,217)	(412,875)	(704,716)	(819,670)
Net loss available to common shareholders	$(11,278,979)	$(1,373,236)	$(20,732,970)	$(7,304,270)
Loss per common share
Basic	$(0.25)	$(0.03)	$(0.46)	$(0.18)
Diluted	$(0.25)	$(0.03)	$(0.46)	$(0.18)
Shares used in computing earnings per share
Basic	45,554,841	40,294,870	45,463,600	40,245,671
Diluted	45,554,841	40,294,870	45,463,600	40,245,671

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(UNAUDITED)

Six Months Ended June 30, 2020
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2020	43,395,563	$43,396	419,859	$420	—	$—	$81,527,351	$(59,246,514)	$777,373	$23,102,026
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Adjustment of carrying mount of non-controlling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Share based compensation expense	—	—	—	—	—	—	163,269	—	—	163,269
Conversion of Series B1 Preferred stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Dividends on Series B and B1	—	—	—	—	—	—	—	(344,499)	—	(344,499)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(932,003)	—	(932,003)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(10,966,349)	—	(10,966,349)
Net income	—	—	—	—	—	—	—	2,788,860	119,268	2,908,128
Balance on March 31, 2020	45,554,841	$45,555	419,859	$420	$—	$—	$94,076,832	$(68,700,505)	$896,641	$26,318,943
Share based compensation expense	—	—	—	—	—	—	156,539	—	—	156,539
Dividends on Series B and B1	—	—	—	—	—	—	—	(360,217)	—	(360,217)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(539,235)	—	(539,235)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(1,381,889)	—	(1,381,889)
Net loss	—	—	—	—	—	—	—	(8,997,638)	(17,879)	(9,015,517)
Balance on June 30, 2020	45,554,841	$45,555	419,859	$420	$—	$—	$94,233,371	$(79,979,484)	$878,762	$15,178,624

Six Months Ended June 30, 2019
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2019	40,174,821	$40,175	419,859	$420	—	$—	$75,131,122	$(47,800,886)	$1,438,213	$28,809,044
Share based compensation expense	—	—	—	—	—	—	143,063	—	—	143,063
Conversion of Series B1 Preferred stock to common	96,160	96	—	—	—	—	149,914	—	—	150,010
Dividends on Series B and B1	—	—	—	—	—	—	—	(406,795)	—	(406,795)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(560,675)	—	(560,675)
Net loss	—	—	—	—	—	—	—	(4,963,564)	(105,431)	(5,068,995)
Balance on March 31, 2019	40,270,981	$40,271	419,859	$420	—	$—	$75,424,099	$(53,731,920)	$1,332,782	$23,065,652
Exercise of options to common	75,925	76	—	—	—	—	4,424	—	—	4,500
Share based compensation expense	—	—	—	—	—	—	171,002	—	—	171,002
Distribution to noncontrolling	—	—	—	—	—	—	—	—	(285,534)	(285,534)
Dividends on Series B and B1	—	—	—	—	—	—	—	(412,875)	—	(412,875)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(532,925)	—	(532,925)
Net income	—	—	—	—	—	—	—	(427,436)	(202,329)	(629,765)
Balance on June 30, 2019	40,346,906	$40,347	419,859	$420	—	$—	$75,599,525	$(55,105,156)	$844,919	$21,380,055

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2020 AND 2019 (UNAUDITED)

	Six Months Ended
	June 30, 2020	June 30, 2019
Cash flows from operating activities
Net loss	$(6,498,222)	$(5,698,760)
Adjustments to reconcile net loss to cash provided by operating activities
Stock based compensation expense	319,809	314,065
Depreciation and amortization	3,348,008	3,517,903
Gain on sale of assets	(12,344)	(31,443)
Contingent consideration reduction	—	(15,564)
Bad debt and reduction in allowance for bad debt	65,443	(360,926)
(Decrease) increase in fair value of derivative warrant liability	(1,587,782)	959,077
(Gain) loss on commodity derivative contracts	(4,484,798)	1,069,778
Net cash settlements on commodity derivatives	4,781,183	(967,708)
Amortization of debt discount and deferred costs	47,826	286,954
Changes in operating assets and liabilities
Accounts receivable	4,986,003	(2,111,591)
Inventory	3,711,239	2,338,814
Prepaid expenses	1,834,361	1,948,771
Accounts payable	(269,740)	(518,050)
Accrued expenses	(2,150,272)	(187,349)
Other assets	(378,547)	—
Net cash provided by operating activities	3,712,167	543,971
Cash flows from investing activities
Acquisition	(1,822,690)	—
Internally developed software	(49,229)	—
Purchase of fixed assets	(1,526,379)	(2,419,599)
Proceeds from sale of fixed assets	22,844	86,846
Net cash used in investing activities	(3,375,454)	(2,332,753)
Cash flows from financing activities
Payments on finance leases	(162,312)	(61,638)
Proceeds from exercise of stock options	—	4,500
Distribution VRM LA	—	(285,534)
Contributions received from redeemable noncontrolling interest	21,000,000	—
Line of credit (payments) proceeds, net	(3,276,230)	1,235,251
Proceeds from note payable (includes proceeds from PPP note)	4,374,643	187,501
Payments on note payable	(8,618,202)	(1,542,903)
Net cash provided by (used in) financing activities	13,317,899	(462,823)
Net change in cash, cash equivalents and restricted cash	13,654,612	(2,251,605)
Cash, cash equivalents, and restricted cash at beginning of the period	4,199,825	2,849,831
Cash, cash equivalents, and restricted cash at end of period	$17,854,437	$598,226

SUPPLEMENTAL INFORMATION
Cash paid for interest	$562,259	$1,221,363
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B1 Preferred Stock into common stock	$3,368,474	$150,010
Accretion of discount on Series B and B1 Preferred Stock	$1,471,238	$1,093,600
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$704,716	$819,670
Equipment acquired under finance leases	$888,764	$621,000
Initial adjustment of carrying amount redeemable noncontrolling interest	$9,091,068	$—
Accretion of redeemable noncontrolling interest to redemption value	$12,348,238	$—

Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Trailing Twelve Months

	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income (loss)	$(8,888,473)	$(629,765)	$(6,285,015)	$(8,136,060)
Add (deduct):
Interest Income	(20)	(1,918)	(879)	(1,918)
Interest Expense	222,173	738,972	2,135,555	3,128,659
Depreciation and amortization	1,713,461	1,780,890	7,010,194	7,081,738
EBITDA	(6,952,859)	1,888,179	2,859,855	2,072,419

Add (deduct):
Loss (gain) on change in value of derivative warrant liability	110,965	(746,017)	(2,059,335)	239,523
Unrealized (gain) loss on derivative instruments	1,344,093	558,360	429,740	61,944
Stock-based compensation	156,539	171,002	648,585	644,180
Adjusted EBITDA *	$(5,341,262)	$1,871,524	$1,878,845	$3,018,066

Net cash provided by (used in) operating activities	597,159	2,520,851	5,641,363	2,725,294
Add (deduct): capital expenditures	(1,084,199)	(1,644,702)	(3,014,469)	(3,348,625)
Free cash flow	(487,040)	876,149	2,626,894	(623,331)

* EBITDA, Adjusted EBITDA, and free cash flows are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and
•	Other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

Free cash flow represents net cash provided by (used in) operating activities less capital expenditures.